EXHIBIT 31.2

Certification of Chief Financial Officer
Pursuant to Rules 13a-14(a) and 15d-14(a) of the Securities Exchange Act of 1934
and Section 302 of the Sarbanes-Oxley Act of 2002

I, Lindsay Corby, certify that:

1.I have reviewed this Annual Report on Form 10-K/A (the “Report”) of Byline Bancorp, Inc. (the “Registrant”); and

2.Based on my knowledge, this Report does not contain any untrue statement of a material  fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Date: April 30, 2018	/s/ Lindsay Corby
Lindsay Corby
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)